Exhibit 23.3


                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in this Registration Statement of Kroll Inc. on Form S-8 of our report on the combined financial statements of Zolfo Cooper, LLC dated August 30, 2002 (September 5, 2002 as to
Note 16), appearing in the Kroll Inc. Amendment No. 2 to Registration Statement No. 333-99203 on Form S-3 filed on October 11, 2002 for the years ended December 31, 2001 and 2000.

/s/ Deloitte & Touche LLP


New York, New York
September 19, 2003